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                                   EXHIBIT 21

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                               SUBSIDIARY                                   STATE OF INCORPORATION
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
SunQuest SPC, Inc.......................................................       Arizona
BritWill HealthCare Company.............................................       Delaware
Quest Pharmacies, Inc...................................................       Arizona
Sunbelt Therapy Management Services, Inc................................       Arizona
Decatur Sports Fit & Wellness Center, Inc...............................       Alabama
Therapy Health Systems, Inc.............................................       Mississippi
Henderson & Associates Rehabilitation, Inc..............................       Alabama
Sunbelt Therapy Management Services, Inc................................       Alabama
BritWill Investments -- I, Inc..........................................       Delaware
BritWill Investments -- II, Inc.........................................       Delaware
BritWill Funding Corporation............................................       Delaware
Emory Care Center, Inc..................................................       Texas
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